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                                                                            23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 for the registration of 500,000 shares of its common stock, pertaining to the Amended 1987 Stock Option Plan of BEI Medical Systems Company, Inc. of our report dated December 4, 2001, with respect to the consolidated financial statements of BEI Medical Systems Company, Inc. included in its Annual Report (Form 10-K) for the year ended September 29, 2001 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                      /s/ Ernst & Young LLP

MetroPark, New Jersey
January 14, 2002